UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2008
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Michigan	000-23-661	38-3317208

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
30142 Wixom Road, Wixom, Michigan 48393
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (248) 960-9009
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At the May 23, 2008 annual meeting of shareholders of Rockwell Medical Technologies, Inc. (the “Company”), the shareholders approved an amendment to Section 1.7 of the 2007 Long Term Incentive Plan increasing the total number of common shares subject to the plan by 750,000 shares. A copy of Amendment No. 1 to the plan is attached as an exhibit to this report and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the May 23, 2008 annual shareholders meeting, the Company’s shareholders also approved an amendment to Article III of the Company’s articles of incorporation increasing the number of authorized shares of common stock available for issuance from 20 million to 40 million. The amendment became effective on May 29, 2008 upon filing with the State of Michigan. A copy of the amendment to the articles of incorporation is attached as an exhibit to this report and is incorporated herein by reference.
Item 8.01 Other Events.
     At the May 23, 2008 annual shareholders meeting, Kenneth L. Holt was reelected to the Board of Directors.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3(i).5	Certificate of Amendment to Articles of Incorporation filed May 29, 2008

10.23	Amendment No. 1 to 2007 Long Term Incentive Plan
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
Date: May 30, 2008	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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